Exhibit 99.1

Nuvve Provides First Quarter 2022
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, May 12, 2022 /PRNewswire/— Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a global cleantech company electrifying the planet at the intersection of energy and transportation through its intelligent energy platform, today provided a first quarter 2022 update.
 First Quarter Highlights

•Announced plans to form a joint venture with 2021.AI Aps to integrate their artificial intelligence platform to Nuvve's Grid Integrated Vehicle (GIVeTM) platform
•Launched a strategic engagement with Swell Energy to advance opportunities for electric vehicle participation in Swell's virtual power plant network
•Levo awarded a 10-year contract by the Troy Community Consolidated School District in Troy, Illinois
•Added 2.2 megawatts under management during the quarter, increasing total megawatts under management to 16.9 as of March 31, 2022
•Cash and cash equivalents of $23.7 million, as of March 31, 2022
Management Discussion

Gregory Poilasne, chairman and chief executive officer of Nuvve, said, “Nuvve started 2022 with strong momentum as evidenced by 15% growth in megawatts under management during the first quarter relative to the fourth quarter of 2021, and nearly triple the revenue compared to the first quarter of 2021. We also continued to expand our customer and opportunity set and strategic partnerships that will amplify our value proposition and retain our competitive edge in vehicle-to-grid (V2G). We created a joint venture with 2021.AI Aps and announced a partnership with Swell Energy to broaden and optimize the services offered by Nuvve’s V2G technology today. The critical role that V2G can play in electrification continues to gain more public and widespread awareness as supported by our recent partnership with the U.S. Department of Energy to help accelerate V2G technology adoption. We expect to announce several exciting developments that will support further backlog and revenue growth as we progress through 2022.”

2022 First Quarter Financial Review

Total revenue was $2.4 million for the three months ended March 31, 2022, compared to $0.8 million for the three months ended March 31, 2021, an increase of $1.6 million, or 196.7%. The increase is attributed to $1.9 million increase in products and services revenue, partially offset by a decrease in grants revenue. Products and services revenue for the three months ended March 31, 2022 consisted of sales of school buses of $1.7 million, DC and AC Chargers sales of approximately $0.3 million, grid services revenue of $0.1 million, and engineering services of $0.1 million.While we may sell school buses and similar equipment from time to time in the future, unlike DC and AC Chargers, sales of school buses are not presently expected to be a regular part of our business.

Cost of products and services revenue for the three months ended March 31, 2022, increased by $2.0 million to $2.1 million, and margin decreased to 4.9% from 59.2% compared to the same prior year period. This was mostly due to the impact of lower margin school buses sales, and a higher mix of hardware charging stations sales and a lower mix of engineering services in the current quarter.

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance, and professional expenses. Selling, general and administrative expenses were $7.6 million for the three months ended March 31, 2022, as compared to $4.5 million for the three months ended March 31, 2021, an increase of $3.1 million, or 70.1%. The increase during the three months ended March 31, 2022 was primarily attributable to increases in compensation expenses of $0.3 million, including share-based compensation, $0.6 million of professional fees related to internal operational reviews, and $2.2 million of governance and other public company costs. Expenses resulting from the consolidation of Levo's activities during the quarter, contributed $0.5 million to the increase in selling, general and administrative expenses.
Research and development expenses increased by $0.9 million, or 69.1%, from $1.3 million for the three months ended March 31, 2021 to $2.1 million for the three months ended March 31, 2022. The increase was primarily attributable to an increase in compensation expenses and subcontractor expenses used to advance Nuvve’s platform functionality and integration with more vehicles.
Other income (expense) consists primarily of interest expense, change in fair value of private warrants liability and derivative liability, and other income (expense). Other income (expense) increased by $0.7 million of income, from $0.29 million of other expense for the three months ended March 31, 2021, to $0.5 million of other income for the three months ended March 31, 2022.
The increase during the three months ended March 31, 2022 was primarily attributable to the change in fair value of the private warrants liability and derivative liability.
Net loss includes the net loss attributable to Stonepeak and Evolve, the holders of non-controlling interests in Levo, on our condensed consolidated statements of operations. We began consolidating the results of operations of Levo during the quarter ended March 31, 2022.
Net loss increased by $3.7 million, or 69.2%, from $5.4 million for the three months ended March 31, 2021, to $9.1 million for the three months ended March 31, 2022. The increase in net loss was primarily due to increase in expenses of $6.0 million, partially offset by increase in other income of $0.7 million for the aforementioned reasons.
Net Loss Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.1 million for the three months ended March 31, 2022.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entities in which we are the primary beneficiary. Accordingly, we consolidate Levo and record a non-controlling interest for the share of the Levo owned by Stonepeak and Evolve during the three months ended March 31, 2022.

Conference Call Details
The Company will hold a conference call to review its financial results for the first quarter of 2022, along with other company developments at 5:00 PM Eastern Time (2:00 PM PT) today Thursday, May 12, 2022.
To participate, please register for and listen via a live webcast, which is available in the ‘Events' section of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Forward Looking Statements
The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Nuvve and Nuvve's strategy, future operations, estimated and projected financial performance, prospects, plans and objectives are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nuvve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. In addition, Nuvve cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) risks related to the rollout of Nuvve's business and the timing of expected business milestones; (ii) Nuvve's dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (iii) Nuvve's ability to maintain effective internal controls over financial reporting (iv) Nuvve's current dependence on sales of charging stations for most of its revenues; (v) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (vi) potential adverse effects on Nuvve's backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by Nuvve; (vii) the effects of competition on Nuvve's future business; (viii) risks related to Nuvve's dependence on its intellectual property and the risk that Nuvve's technology could have undetected defects or errors; (ix) the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; (x) that our joint venture with Levo Mobility LLC may fail to generate the expected financial results, and the return may be insufficient to justify our investment of effort and/or funds; (xi) changes in applicable laws or regulations; (xii) the COVID-19 pandemic and its effect directly on Nuvve and the economy generally; (xiii) risks related to disruption of management time from ongoing business operations due to our joint ventures; (xiv) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (xv) the possibility that Nuvve may be adversely affected by 3 other economic, business, and/or competitive factors, including increased inflation and interest rates, and the Russian invasion of Ukraine; and (xvi) risks related to the benefits expected from the $1.2 trillion dollar infrastructure bill passed by the U.S. House of Representatives (H.R. 3684). Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Annual Report on Form 10-K filed by Nuvve with the Securities and Exchange Commission (SEC) on March 31, 2022, and in the other reports that Nuvve has, and will file from time to time with the SEC. Nuvve's SEC filings are available publicly on the SEC's website at www.sec.gov.
Use of Projections
This press release contains projected financial information with respect to Nuvve. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.
Nuvve Investor Contact

ICR Inc.
nuvve@icrinc.com
+1 (646) 200-8872

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash	$23,704,646	$32,360,520
Restricted cash	480,000	380,000
Accounts receivable	1,431,134	1,886,708
Inventories	9,328,206	11,118,188
Prepaid expenses and other current assets	1,685,008	1,036,645
Total Current Assets	36,628,994	46,782,061
Property and equipment, net	572,499	356,194
Intangible assets, net	1,446,218	1,481,077
Investment	670,951	670,951
Right-of-use operating assets	3,397,270	3,483,042
Deferred financing costs	43,562,847	43,562,847
Financing receivables	238,624	138,161
Security deposit, long-term	3,057	3,057
Total Assets	$86,520,460	$96,477,390

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable	$3,216,560	$5,738,873
Accrued expenses	3,564,224	2,874,018
Deferred revenue	690,868	719,771
Operating lease liabilities - current	254,057	41,513
Other liabilities	108,384	110,574
Total Current Liabilities	7,834,093	9,484,749

Operating lease liabilities - noncurrent	3,319,734	3,441,642
Warrants liability	458,476	866,000
Derivative liability - non-controlling redeemable preferred shares	433,000	511,948
Other long-term liabilities	17,283	18,860
Total Liabilities	12,062,586	14,323,199

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issue and outstanding at March 31, 2022 and December 31, 2021; aggregate liquidation preference of $3,264,775 at March 31, 2022	3,046,892	2,885,427
Stockholders’ (Deficit) Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 18,891,500 and 18,861,130 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1,891	1,888
Additional paid-in capital	128,594,145	127,138,504
Accumulated other comprehensive income (loss)	99,762	113,446
Accumulated deficit	(56,385,798)	(47,412,470)
Nuvve Stockholders’ Equity (Deficit)	72,310,000	79,841,368
Non-controlling interests	(899,018)	(572,604)
Total Stockholders’ Equity (Deficit)	71,410,982	79,268,764
Total Liabilities, Mezzanine equity and Stockholders’ Equity	$86,520,460	$96,477,390

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Products and services	$2,253,784	$311,903
Grants	117,249	487,129
Total revenue	2,371,033	799,032
Operating expenses
Cost of product and service revenue	2,142,312	127,228
Selling, general, and administrative	7,625,550	4,482,740
Research and development	2,135,575	1,262,950
Total operating expenses	11,903,437	5,872,918

Operating loss	(9,532,404)	(5,073,886)
Other income (expense)
Interest income (expense)	1,458	(597,549)
Change in fair value of warrants liability	433,000	421,830
Change in fair value of derivative liability	53,472	—
Other, net	(29,787)	(112,115)
Total other (expense) income, net	458,143	(287,834)
Loss before taxes	(9,074,261)	(5,361,720)
Income tax (benefit) expense	—	—
Net loss	$(9,074,261)	$(5,361,720)
Less: Net loss attributable to non-controlling interests	(100,933)	—
Net loss attributable to Nuvve Holding Corp.	$(8,973,328)	$(5,361,720)
Less: Preferred dividends on redeemable non-controlling interests	64,015	—
Less: Accretion on redeemable non-controlling interests preferred shares	161,466	—
Net loss attributable to Nuvve common stockholders	$(9,198,809)	$(5,361,720)

Net loss per share attributable to Nuvve common stockholders, basic and diluted	$(0.49)	$(0.52)

Weighted-average shares used in computing net loss per share attributable to Nuvve common stockholders, basic and diluted	18,864,374	10,408,080

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(9,074,261)	$(5,361,720)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$(13,684)	$116,749
Total Comprehensive loss	$(9,087,945)	$(5,244,971)
Less: Comprehensive loss attributable to non-controlling interests	$(100,933)	$—
Comprehensive loss attributable to Nuvve Holding Corp.	$(8,987,012)	$(5,244,971)
Less: Preferred dividends on redeemable non-controlling interests	$(64,015)	$—
Less: Accretion on redeemable non-controlling interests preferred shares	(161,466)	—
Comprehensive loss attributable to Nuvve common stockholders	$(8,761,531)	$(5,244,971)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(9,074,261)	$(5,361,720)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	67,302	41,390
Share-based compensation	1,455,644	262,105
Beneficial conversion feature on convertible debenture	—	427,796
Accretion of discount on convertible debenture	—	116,147
Change in fair value of warrants liability	(433,000)	(421,830)
Change in fair value of derivative liability	(53,472)	—
Loss on disposal of asset	—	1,405
Gain on extinguishment of PPP Loan	—	(764)
Noncash lease expense	178,849	—
Change in operating assets and liabilities
Accounts receivable	454,849	151,204
Inventory	1,789,982	(1,853,640)
Prepaid expenses and other assets	(915,356)	(1,656,880)
Accounts payable	(2,521,672)	1,703,781
Accrued expenses	624,722	3,723,729
Deferred revenue	(23,476)	233,426
Net cash used in operating activities	(8,449,889)	(2,633,851)
Investing activities
Proceeds from sale of property and equipment	—	8,107
Purchase of property and equipment	(250,861)	—
Net cash (used) provided in investing activities	(250,861)	8,107
Financing activities
Deposit with Newborn	—	(287,500)
Proceeds from Newborn Escrow Account	—	58,471,961
Redemption of Newborn shares	—	(18,630)
Issuance costs related to reverse recapitalization and PIPE offering	—	(3,704,921)
Proceeds from PIPE offering	—	14,250,000
Repayment of Newborn sponsor loans	—	(487,500)
Repurchase of common stock from EDF	—	(6,000,000)
Newborn cash acquired	—	50,206
Payment of finance lease Obligations	(2,073)	—
Net cash (used) provided in financing activities	(2,073)	62,273,616
Effect of exchange rate on cash	146,949	119,541
Net increase (decrease) in cash and restricted cash	(8,555,874)	59,767,413
Cash and restricted cash at beginning of year	32,740,520	2,275,895
Cash and restricted cash at end of period	$24,184,646	$62,043,308
Supplemental Disclosure of Noncash Financing Activity
Conversion of preferred stock to common stock	$—	$1,679
Conversion of debenture and accrued interest to common shares	$—	$3,999,435
Conversion of shares due to reverse recapitalization	$—	$3,383
Issuance of common stock for merger success fee	$—	$2,085,299
Non-cash merger transaction costs	$—	$2,085,299
Accrued transaction costs related to reverse recapitalization	$—	$189,434
Issuance of private warrants	$—	$1,253,228
Transfer of Inventory to property and equipment	$87,095	$—